Exhibit 10.23

KEYBANK NATIONAL ASSOCIATION
1200 Abernathy Road, NE
Suite 1550
Atlanta, Georgia 30328

As of May 8, 2006

Hartman REIT Operating Partnership, L.P.
and Hartman REIT Operating Partnership III, L.P.
1450 West Sam Houston Parkway North
Suite 100
Houston, Texas 77043
Attn: Terry Henderson

Re:	Waiver and Amendment No. 1 Hartman REIT Operating Partnership, L.P. and Hartman REIT Operating Partnership III, L.P. Revolving Credit Facility

Dear Terry:

Reference is made to that certain Revolving Credit Agreement with respect to the financing of up to $50,000,000 (as from time to time amended and in effect, the “Loan Agreement”), dated as of March 11, 2005, among KeyBank National Association (“KeyBank” or the “Agent”) and certain other financial institutions acting as lenders thereunder (the “Lenders”) in connection with the revolving credit facilities provided to Hartman REIT Operating Partnership, L.P. and Hartman REIT Operating Partnership III LP (together, the “Borrower”). Capitalized terms not defined herein shall have the meanings set forth in the Loan Agreement.

You have informed us that the Borrower has failed to comply with and observe the covenants contained in Section 9.6 of the Loan Agreement with respect to Distributions for the annual rolling four-quarter period ending December 31, 2005 (the “Distributions Default”), which such failure constitutes an “Event of Default” under Section 14.1(c) of the Loan Agreement.

You have requested on behalf of the Borrower that the Lenders waive the foregoing Distributions Default under the Loan Agreement and reset the Distributions test under the Loan Agreement through the period ending December 31, 2006. This Waiver and Amendment No. 1 will confirm that the Agent and the Lenders are willing to waive the Distributions Default and, effective for any Distributions test under Section 9.6 for the fiscal quarters ending on or after March 31, 2006 through December 31, 2006, the annual Distributions limitation shall be as follows: (i) for the rolling four quarter periods ending on March 31, 2006 and June 30, 2006, declared Distributions shall not exceed 107% of “funds from operations”; (ii) for the rolling four quarter period ending on September 30, 2006, declared Distributions shall not exceed 104% of “funds from operations”; and (iii) for the rolling four quarter period ending on December 31, 2006, declared Distributions shall not exceed 100% of “funds from operations”. Thereafter, commencing with the rolling four quarter period ending March 31, 2007, the declared Distributions shall not exceed 95% of “funds from operations”, in accordance with the Loan Agreement.

This is a one-time waiver only, and does not constitute a waiver of (i) any breach of the Loan Agreement other than the initial Distributions Default, or (ii) any of the Agent’s or Lenders’ rights and remedies with respect to such other or subsequent Defaults or Events of Default. Other than as expressly set forth above, the Loan Agreement remains unmodified and in full force and effect.

This Waiver and Amendment No. 1 shall be a Loan Document and any breach by the Borrower of the terms set forth herein shall be an immediate Event of Default under Section 14.1(c) thereof. This Waiver and Amendment No. 1 shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to any provisions relating to conflicts of laws.

[Signature Page(s) Attached]

If you are in agreement with the foregoing, please execute and return to the Agent a copy of this Waiver and Amendment No. 1. This Waiver and Amendment No. 1 supersedes all of our prior letters and communications to you, if any, regarding the subject matter hereof.

Sincerely,

KEYBANK NATIONAL ASSOCIATION,
as AGENT

By: /s/ Meredith Hall
Meredith Hall
Title: Vice President

Agreed and accepted:

HARTMAN REIT OPERATING PARTNERSHIP, L.P.

By: Hartman Commercial Properties REIT,
its sole general partner

By: /s/ Allen R. Hartman
Allen R. Hartman, President

HARTMAN REIT OPERATING PARTNERSHIP III LP

By: Hartman REIT Operating Partnership III GP LLC, a Texas limited liability company, its sole general partner
By: Hartman REIT Operating Partnership, L.P., a Delaware limited partnership, its sole member
By: Hartman Commercial Properties REIT, a Maryland real estate investment trust, its sole general partner By: /s/ Allen R. Hartman Allen R. Hartman, President